Exhibit 10.21

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

EXECUTION COPY

AMENDMENT #1 TO THE PRODUCT DEVELOPMENT AND

COMMERCIALIZATION AGREEMENT

This AMENDMENT #1 TO THE PRODUCT DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (this “Amendment”) is entered into and made effective as of the 24th day of February 2010 (the “Amendment Date”) by and between Regulus Therapeutics Inc., a Delaware corporation having its principal place of business at 1896 Rutherford Road, Carlsbad, CA 92008 (“Regulus”), and Glaxo Group Limited, a company existing under the laws of England and Wales, having its registered office at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN, England (“GSK”). Regulus and GSK are each referred to herein by name or as a “Party” or, collectively, as “Parties.”

RECITALS

WHEREAS, Regulus and GSK are parties to the Product Development and Commercialization Agreement dated April 17, 2008 (the “Agreement”) and the Exclusive License and NonExclusive Option Agreement dated February 24, 2010 (the “SPC-3649 Agreement”;

WHEREAS, GSK desires to include mir-122 as one of the four Collaboration Targets (and thereby including Regulus’ drug discovery and development program focused on mir-122) under the Agreement, and Regulus desires to grant GSK such inclusion;

WHEREAS, the Parties desire to waive Section 12.4 of the Agreement in its entirely in connection with such inclusion of mir-122 as one of the four Collaboration Targets; and

WHEREAS, on or about the Amendment Date, Regulus shall deliver to GSK a convertible promissory note pursuant to which GSK shall lend Regulus the amount specified therein (the “Second Convertible Promissory Note”).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be hereby bound, do hereby agree as follows:

1.1 Interpretation.

1.1.1 The capitalized terms used and not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.

1.1.2 Other Defined Terms.

(a) “Lead Compound” means the Collaboration Compound in the Regulus Mir-122 Program that is most advanced with respect to the Research Plan and Early Development Plan for the Regulus Mir-122 Program.

(b) “Mir-122” means the miRNA having the miRBase Accession Number […***…], and the sequence […***…].

(c) “Regulus(’) Mir-122 Program” shall mean any miRNA Compound designed to interfere with or inhibit (i.e. “directed to” or “directed against”) Mir-122, which compound was either (i) identified or discovered by Regulus or any of its Affiliates or any of its Founding Companies prior to the Amendment Date or (ii) is discovered or identified by or on behalf of Regulus or any of its Affiliates in accordance with the applicable Research Program).

(d) “SPC 3649” means (a) the proprietary […***…] compound […***…] on the Amendment Date as SPC-3649, and (b) any and all salts, crystalline and amorphous forms, and solvates (including hydrates) thereof. The sequence and chemistry of SPC-3649 is described in PCT Publication […***…], published […***…]. Solely with respect to Section 1.4 of this Amendment, the definition of SPC 3649 may be expanded as set forth in Section 1.4.2 of this Amendment.

(e) “Stanford” means The Board of Trustees of the Leland Stanford Junior University.

(f) “Stanford License Agreement” means the Co-Exclusive License Agreement dated August 31, 2005 among Stanford and the Parent Companies (as assigned by Isis to Regulus on July 13, 2009).

(g) “Stanford Patent(s)” means any Patent Right licensed under the Stanford License Agreement. A list of the Stanford Patents as of the Amendment Date is attached hereto under Exhibit I.

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1.1.3 Amendment and Restatement of Section 1.59 of Agreement. Section 1.59 (definition of Field) of the Agreement, is hereby amended, restated and replaced in its entirety by the following:

“1.59 “Field” shall mean (a) the treatment and/or prophylaxis of any or all Indications and (b) also, to the extent that Regulus or GSK, whichever is the licensing Party hereunder, Controls diagnostic rights, the diagnosis of any or all Indications, to the extent such diagnostic rights are necessary or important to Commercialize a Licensed Product or where the absence of Control by the Commercializing Party, of diagnostic rights could reasonably be considered to materially adversely affect the sales of the Licensed Product; provided, however, that solely with respect to SPC 3649, “Field” shall be limited to the treatment and/or prophylaxis of hepatitis C virus.”

1.1.4 All references to “Dollars” mean U.S. Dollars. The use of the singular form of a defined term also includes the plural form and vice versa, except where expressly noted. The use of the word “including” shall mean “including without limitation”. The use of the words “herein,” “hereof” or “hereunder,” and words of similar import, refer to this Amendment in its entirety and not to any particular provision hereof.

1.2 Addition of Mir-122 as Collaboration Target and Program.

1.2.1 The Parties hereby agree that, effective as of the Amendment Date, Mir-122 shall be added as one of the four Collaboration Targets and that Regulus’ Mir-122 Program will be added as a Program under the Agreement. The Parties agree that for purposes of adding the Regulus Mir-122 Program to the Agreement, the provisions of Section 3.2.1 will be deemed to be satisfied. Regulus will conduct the Regulus Mir-122 Program in accordance with the terms and conditions of the Agreement, including the provisions of Article 3 of the Agreement. Regulus will prepare and present a Research Plan for the Regulus Mir-122 Program to the Mir-122 Joint Program Subcommittee for approval within sixty (60) days of the Amendment Date. The Research Collaboration Term for the Regulus Mir-122 Program will commence as of the Amendment Date. GSK shall have a Program Option with respect to Regulus’ Mir-122 Program, in accordance with the terms and conditions of the Agreement; provided, however, the restrictions set forth in Section 4.1.3 and Article 7 of the Agreement will not restrict or prevent Regulus or its Parent Companies from practicing outside the Field with respect to SPC-3649.

1.2.2 Within thirty (30) days of the Amendment Date, the parties will form a Joint Program Subcommittee under Section 2.2.1 of the Agreement that is specifically related to Regulus’ Mir-122 Program (the “Mir-122 Joint Program

Subcommittee”). For purposes of clarity, with respect to the Regulus Mir-122 Program, any reference in the Agreement to the Joint Program Subcommittee will be a reference to the Mir-122 Joint Program Subcommittee.

1.3 Waiver. For so long as GSK has not breached its payment obligation under Section 5.1, 5.3 and 5.4 of the SPC-3649 Agreement (and such breach has not been cured by the ninetieth (90th) day following Regulus’ written notice to GSK of such breach), Regulus hereby waives all of its right under Section 12.4 of the Agreement.

1.4 Future Rights.

1.4.1 If, at any point, after the Amendment Date, Regulus, or any of its Affiliates or Parent Companies engages […***…] in discussions of an arrangement likely to result in the creation of Third Party License Pass-Through Costs related to the acquisition of the right to Develop or Commercialize SPC 3649, Regulus will notify GSK of such discussions, and Regulus will keep GSK reasonably informed as to the status and contents of such discussions and will consider in good faith any GSK comments with regard to the amount or structure of any Third Party License Pass-Through Costs payable for SPC-3649; provided, however, this obligation will not apply to confidential discussions related to the acquisition of all or substantially all of […***…] business. Also, if, at any point, after the Amendment Date Regulus, or any of its Affiliates or Parent Companies Controls the right to Develop and/or Commercialize SPC 3649 in the Field, then Regulus will promptly (but in any case within thirty (30) days) provide written notice to GSK and GSK will then have forty-five (45) days to conduct a due diligence evaluation of SPC 3649 and notify Regulus in writing whether GSK elects that SPC 3649 be added as a part of the Regulus Mir-122 Program as a Collaboration Compound. Along with such notice Regulus will send to GSK all information and data related to SPC-3649, including details of any Third Party License Pass-Through Costs payable for SPC-3649 reasonably necessary for GSK to conduct an evaluation of SPC-3649. If GSK fails to notify Regulus within such forty- five (45) day period that GSK would like to add SPC 3649 to the Regulus Mir-122 Program, Regulus (or the applicable Parent Company) will be free to Develop and/or Commercialize SPC- 3649 without any obligation to GSK. If GSK elects to add SPC 3649 to the Regulus Mir-122 Program, GSK shall obtain the rights thereto as set forth in Section 1.2 herein; provided, GSK agrees to pay […***…] the costs (including but not limited to any upfront payments and equity premiums) to acquire control of SPC 3649 and […***…] any Third Party License

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Pass-Through Costs applicable to SPC 3649, as Program-Specific Technology in accordance with Section 6.8.2 of the Agreement. Once SPC 3649 becomes a Collaboration Compound, GSK will pay to Regulus all previously unpaid milestones set forth in Section 6.4 of the Agreement, and as amended by Section 1.6 hereto for Milestone Events that have been achieved by SPC-3649 prior to the time it became a Collaboration Compound. By way of example only, if Regulus acquires Control of SPC-3649 after Phase 2 Clinical Trials have been initiated with SPC-3649 and GSK has not yet paid Regulus any milestones for the Regulus Mir-122 Program, GSK would pay Regulus the amounts corresponding to the Candidate Selection, Initiation of Phase 1 Clinical Trials and Initiation of Phase 2 Clinical Trials Milestone Events. For clarity purposes, such milestone(s) shall not be paid more than once with respect to Collaboration Compounds in the Regulus Mir-122 Program. If, prior to GSK’s exercise of its Program Option for the Regulus Mir-122 Program, Regulus’ Mir-122 Program is terminated such that it is no longer a Program under the Agreement, then GSK’s right to add SPC 3649 to the Regulus Mir-122 Program under this Section 1.4 shall automatically terminate.

1.4.2 If in the same transaction (or series of transactions) that Regulus, its Affiliate or Parent Companies (as the case may be) obtained Control of SPC 3649, such Person also acquired Control of another miRNA Compound designed to interfere with or inhibit (i.e. “directed to” or “directed against”) Mir-122 (each a “Backup Mir-122 Compound”) in the Field, then solely with respect to this Section 1.4, the definition of SPC 3649 will include such Backup Mir-122 Compound(s).

1.5 Purchase of Regulus Promissory Note. GSK agrees to lend Regulus an additional Five Million U.S. Dollars ($5,000,000). The loan shall be evidenced by a convertible promissory note, in the form of the Second Convertible Promissory Note, attached hereto as Exhibit A. Within […***…] Business Days of the date on or after the Amendment Date that GSK receives an invoice from Regulus therefor, (a) GSK shall pay Regulus Five Million U.S. Dollars ($5,000,000) by wire transfer of immediately available funds to an account designated by Regulus in writing and (b) Regulus shall simultaneously deliver to GSK the executed Second Convertible Promissory Note in the amount of Five Million U.S. Dollars ($5,000,000).

1.6 Amendment to Milestone Payments. Notwithstanding Section 6.4 of the Agreement, there shall be no Discovery Milestone payment with respect to the Regulus Mir-122 Program, and instead the payment due upon the Regulus Mir-122 Program reaching Candidate Selection Stage shall be […***…], payable within […***…] days of

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receipt by GSK of an invoice sent from Regulus on or after the date of achievement of such Milestone Event.

1.7 Press Release; Disclosure of Amendment. On or promptly after the Amendment Date, the Parties shall individually or jointly issue a public announcement of the execution of this Amendment in form and substance substantially as set forth on Exhibit B.

1.8 Representations and Warranties of Regulus. Regulus hereby represents and warrants to GSK, as of the Amendment Date, that:

1.8.1 Regulus is the owner of, or otherwise has the right to grant all rights and licenses it purports to grant to GSK with respect to Regulus’ Mir-122 Program under this Amendment;

1.8.2 Regulus has not withheld from GSK any material data or any material correspondence, including to or from any Regulatory Authority in Regulus’ possession that would be material and relevant to a reasonable assessment of the scientific, commercial, safety, regulatory and commercial liabilities and commercial value of Regulus’ Mir-122 Program; and

1.8.3 To the best of its knowledge and belief, without having conducted any special inquiry, no written claims have been made against Regulus or its Founding Companies alleging that any of the Regulus Patents are invalid or unenforceable or infringe any intellectual property rights of a Third Party.

1.9 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

1.10 Headings. Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Amendment.

1.11 Further Actions. Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Amendment.

1.12 Counterparts. This Amendment may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Amendment from separate computers or printers. Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

1.13 Effect of the Agreement. Unless otherwise explicitly amended or changed hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

1.14 Stanford License Considerations. For purposes of clarification, with respect to any sublicense granted by Regulus to GSK under the Stanford Patents, GSK acknowledges and agrees that (a) such sublicense is subject and subordinate to the terms and conditions of the Stanford License Agreement, (b) Stanford is a third party beneficiary to this Agreement as it relates to Articles 8, 9 and 10 of the Stanford License Agreement, such that Stanford may directly enforce Articles 8, 9 and 10 of the Stanford License Agreement against GSK, and (c) if Stanford terminates the Stanford License Agreement as it relates to Regulus (but not as it relates to the Agreement or this Amendment, GSK will assume (and be directly liable to Stanford for) all Third Party License Pass-Through Costs and all Third Party and Parent-Originated Rights and Obligations due Stanford in connection with the Agreement and this Amendment; provided, that if, by operation of this Section 1.14 GSK actually pays any such costs or fees to Stanford in satisfaction of any amounts owed under Section 4.5, Article 7 or Section 13.2 of the Stanford License Agreement, then GSK shall have the right, in addition to all other rights available at law and in equity, to […***…] such payments against any other amounts GSK may owe to Regulus under the Agreement or this Amendment. If GSK exercises its right of […***…] under this Section 1.14, then GSK will provide written notice to Regulus of such […***…] claim.

1.15. Updates to Certain Schedules and Exhibits.

1.15.1 Schedule 6.8.2 of the Agreement is amended to include the Patent Rights listed in Exhibit C-1 attached to this Amendment.

1.15.2 Exhibit B of the Agreement is amended to include the Patent Rights listed in Exhibit C -2 attached to this Amendment.

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1.15.3 Exhibit C of the Agreement is amended to include the Patent Rights listed in Exhibit C -3 attached to this Amendment.

1.15.4 Exhibit D of the Agreement is amended to include the Patent Rights listed in Exhibit C -4 attached to this Amendment.

1.15.5 Exhibit F of the Agreement is amended to include the In-License Agreement listed in Exhibit C -5 attached to this Amendment.

1.16 Candidate Selection Criteria; Target Product Profile, PoC Criteria. The parties agree that (i) the Candidate Selection Criteria for Regulus’ Mir-122 Program are set forth on Exhibit J attached to this Amendment; (ii) the initial draft Target Product Profile for Regulus’ Mir-122 Program is set forth on Exhibit K attached to this Amendment; and (iii) the initial draft PoC Criteria for Regulus’ Mir-122 Program are set forth on Exhibit L attached to this Amendment.

* – * – * – *

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Date.

Regulus Therapeutics Inc.

By:	/s/ Kleanthis G. Xanthopoulos

Name:	Kleanthis G. Xanthopoulos

Title:	President & CEO

Date:

Glaxo Group Limited

By:	/s/ Victoria Whyte

Name:	Victoria Whyte

Title:	Corporate Director

Date:

EXHIBIT A

Second Convertible Promissory Note

See attached.

EXHIBIT B

(Press Release)

Regulus Therapeutics and GlaxoSmithKline Establish New Collaboration

to Develop and Commercialize microRNA Therapeutics Targeting miR-122

- miR-122 Represents a Novel “Host Factor” Strategy for Treatment of Hepatitis C

Infection –

- Further Demonstration of Regulus Leadership in microRNA Science, Technology and

Intellectual Property -

Carlsbad, CA., February XX, 2010 – Regulus Therapeutics Inc. today announced the establishment of a new collaboration with GlaxoSmithKline (GSK) to develop and commercialize microRNA therapeutics targeting microRNA-122 in all fields with Hepatitis C Viral infection (HCV) as the lead indication. Under the terms of the new collaboration, Regulus will receive additional upfront and early-stage milestone payments with the potential to earn more than $150 million in miR-122-related combined payments, and tiered royalties up to double digits on worldwide sales of products.

“This new collaboration with GSK demonstrates the clear scientific leadership that Regulus has established in advancing a whole new frontier of pharmaceutical research. microRNA therapeutics target the pathways of human diseases, not just single disease targets, and hold considerable promise as novel therapies across a broad range of unmet medical needs,” said Kleanthis G. Xanthopoulos, Ph.D., President and Chief Executive Officer of Regulus. “It also further validates Regulus’ microRNA product platform built on fundamental biology of human diseases and intellectual property, and also extends the therapeutic scope of our existing collaboration formed with GSK in 2008. Furthermore, the funding from this alliance supports Regulus’ efforts in advancing high impact, novel medicines based on microRNA biology to patients.”

The collaboration provides GSK with access to Regulus’ comprehensive and robust intellectual property estate. Regulus exclusively controls patent rights covering miR-122 antagonists and their use as HCV therapeutics in the United States, Europe, and Japan, including but not limited to the patent families which encompass: the ‘Sarnow’ patent pertaining to the method of use of anti-miR-122 to inhibit HCV replication, the ‘Esau’ patent application claiming the use of anti-miRs targeting miR-122 as inhibitory agents, the ‘Tuschl III’ patent claiming composition of matter for miR-122 and complementary oligonucleotides, and the ‘Manoharan’ patent claiming antagomirs, including antagomirs targeting miR-122.

miR-122 is a liver-expressed microRNA that has been shown to be a critical endogenous “host factor” for the replication of HCV, and anti-miRs targeting miR-122 have been shown to block HCV infection (Jopling et al. (2005) Science 309, 1577-81). In earlier work, scientists at Alnylam and Isis demonstrated the ability to antagonize miR-122 in vivo using chemically modified single-stranded anti-miR oligonucleotides. Further, work by Regulus scientists and collaborators showed that inhibiting miR-122 results in significant inhibition of HCV replication in human liver cells, suggesting that antagonism of miR-122 may comprise a novel “host factor” therapeutic strategy. Regulus scientists have shown in multiple preclinical studies a robust HCV antiviral effect following inhibition of miR-122. Regulus plans to identify a clinical development candidate in the second half of 2010 and file an investigational new drug (IND) application in 2011.

About microRNAs

The discovery of microRNA in humans is one of the most exciting scientific breakthroughs in the last decade. microRNAs are small RNA molecules, typically 20 to 25 nucleotides in length, that do not encode proteins but instead regulate gene expression. Nearly 700 microRNAs have been identified in the human genome, and more than one-third of all human genes are believed to be regulated by microRNAs. As a single microRNA can regulate entire networks of genes, these new molecules are considered the master regulators of the genome. microRNAs have been shown to play an integral role in numerous biological processes including the immune response, cell-cycle control, metabolism, viral replication, stem cell differentiation and human development. Many microRNAs are conserved across multiple species indicating the evolutionary importance of these molecules as modulators of critical biological pathways. Indeed, microRNA expression or function has been shown to be significantly altered in many disease states, including cancer, heart failure and viral infections. Targeting microRNAs opens the possibility of a novel class of therapeutics and a unique approach to treating disease by modulating entire biological pathways.

About Hepatitis C Virus (HCV)

HCV infection is a disease with an estimated prevalence of 170 million patients worldwide, with more than 3 million patients in the United States. HCV shows significant genetic variation in worldwide populations due to its frequent rates of mutation and rapid evolution. There are six genotypes of HCV, with several subtypes within each genotype, which vary in prevalence across the different regions of the world. The response to treatment varies from individual to individual underscoring the inadequacy of existing therapies and highlights the need for combination therapies that not only target the virus but endogenous “host factors” as well. Strategies that include the Regulus miR-122 antagonist as part of emerging combination therapies to shorten duration of treatment and interferon use, improve the safety profile and sustained virologic response (SVR), increase the barrier to drug resistance, and address difficult-to-treat genotypes hold significant potential to expand the limited therapies available to physicians treating HCV patients.

About Regulus Therapeutics Inc.

Regulus Therapeutics is a biopharmaceutical company leading the discovery and development of innovative new medicines based on microRNAs. Regulus is targeting microRNAs as a new class of therapeutics by working with a broad network of academic collaborators and leveraging oligonucleotide drug discovery and development expertise from its founding companies Alnylam Pharmaceuticals (Nasdaq:ALNY) and Isis Pharmaceuticals (Nasdaq:ISIS). Regulus is advancing microRNA therapeutics towards the clinic in several areas including hepatitis C infection, cardiovascular disease, fibrosis, oncology, immuno-inflammatory diseases, and metabolic diseases. Regulus’ intellectual property estate contains both the fundamental and core patents in the field as well as over 600 patents and more than 300 pending patent applications pertaining primarily to chemical modifications of oligonucleotides targeting microRNAs for therapeutic applications. In 2008, Regulus entered into a major alliance with GlaxoSmithKline to discover and develop microRNA therapeutics for immuno-inflammatory diseases. For more information, visit www.regulusrx.com.

Forward-Looking Statements

This press release includes forward-looking statements regarding the future therapeutic and commercial potential of Regulus’, Alnylam’s, and Isis’ business plans, technologies and intellectual property related to microRNA therapeutics being discovered and developed by Regulus, including statements regarding expectations around the relationship between GSK and Regulus. Any statement describing Regulus’, Alnylam’s, and Isis’ goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement, including those statements that are described as such parties’ goals. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such products. Such parties’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause their results to differ materially from those expressed or implied by such forward-looking statements. Although these forward-looking statements reflect the good faith judgment of the management of each such party, these statements are based only on facts and factors currently known by Regulus’, Alnylam’s, and Isis’ management as the case may be. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Regulus’, Alnylam’s, and Isis’ programs are described in additional detail in Alnylam’s and Isis’ annual reports on Form 10-K for the year ended December 31, 2008, and their most recent quarterly reports on Form 10-Q which are on file with the SEC. Copies of these and other documents are available from Alnylam or Isis.

EXHIBIT C-1

Additions to Schedule 6.8.2 of the Agreement

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EXHIBIT C-2

Additions to Exhibit B of the Agreement

Patents and Applications Licensed to Regulus by Isis on the Effective Date

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Patents and Applications Licensed to Regulus by Alnylam on the Effective Date

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EXHIBIT C-3

Additions to Exhibit C of the Agreement

Listing of Patent Rights Assigned to Regulus

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EXHIBIT C-4

Additions to Exhibit D of the Agreement

Listing of Patent Rights Licensed to Regulus

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EXHIBIT C-5

Additions to Exhibit F of the Agreement

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EXHIBIT I

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EXHIBIT J

Candidate Selection Criteria for Regulus’ Mir-122 Program

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EXHIBIT K

Draft Target Product Profile for Regulus’ Mir-122 Program

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EXHIBIT L

Draft PoC Criteria for Regulus’ Mir-122 Program

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